AMENDMENT NO. 10

TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

SHORT-TERM INVESTMENTS TRUST

This Amendment No. 10 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust (the “Trust”) amends, effective as of November 4, 2016, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to change the name of Government TaxAdvantage Portfolio to Treasury Obligations Portfolio;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of August 18, 2016.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

SHORT-TERM INVESTMENTS TRUST

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Government & Agency Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Treasury Obligations Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Liquid Assets Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

STIC Prime Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Tax-Free Cash Reserve Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Treasury Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class”